10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):

AST BlackRock Global Strategies Portfolio - US High Yield
(PRU-AA-HY)
BlackRock Credit Allocation Income Trust I, Inc.   (PSW)
BlackRock Credit Allocation Income Trust II, Inc.   (PSY)
BlackRock Credit Allocation Income Trust III   (BPP)
BlackRock Credit Allocation Income Trust IV (Preferred
Sleeve)   (BTZ-PREF)
BlackRock Debt Strategies Fund, Inc.   (DSU)
BlackRock Funds II, High Yield Bond Portfolio   (BR-HIYLD)
BlackRock High Income Portfolio of BlackRock Series Fund,
Inc.   (BVA-HI)
BlackRock High Yield Portfolio   (MIST-HY)
BlackRock High Yield V.I. Fund   (BVA-HY)
BlackRock Limited Duration Income Trust   (BLW)
BlackRock Multi-Asset Income - High Yield Portfolio   (BR-INC-HY)
BlackRock Secured Credit Portfolio   (BR-MSB)
BlackRock Senior High Income Fund, Inc.   (ARK)

The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
08-02-2012

Security Type:
BND/CORP

Issuer
Ashland Inc.   (2022)

Selling Underwriter
Citigroup Global Markets Inc.

Affiliated Underwriter(s)
[X] PNC
[ ] Other:

List of Underwriter(s)
Citigroup Global Markets Inc.,Deutsche
Bank Securities Inc, RBS Securities Inc,
Scotia Capital (USA) Inc,U.S. Bancorp
Investments,Inc. 'Banco Bilbao Vizcaya
Argentaria,S.A,Merrill
Lynch ,Pierce,Fenner & Smith
Incorporated, Credit Agricole Securities
(USA) Inc,Fifth Third Securities,Inc
J.P. Morgan Securities LLC, PNC Capital
Markets LLC, SMBC Nikko Capital Markets
Limited


Transaction Details
Date of Purchase
08-02-2012

Purchase Price/Share
(per share / % of par)
$ 100.00

Total Commission,
Spread or Profit
1.50%

1.  Aggregate Principal Amount
Purchased (a+b)
$25,000,000

a.  US Registered Funds
(Appendix attached with
individual Fund/Client purchase)
$13,360,000

b.  Other BlackRock Clients
$11,640,000

2.  Aggregate Principal Amount of
Offering
$500,000,000
Fund Ratio

[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.05


Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[X] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities [Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:                    Dillip Kumar Behera
Date: 08-06-2012                 Global Syndicate Team Member




Approved by:                     Yesenia Peluso
Date: 08-06-12                   Senior Global Syndicate Team Member